UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2005

CYTOGEN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement; Item 8.01 Other Events.

On July 19, 2005, Cytogen Corporation, a Delaware corporation (the “Company”), announced that it has entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors for the sale of 3,104,380 shares of its common stock at $4.50 per share and 776,096 warrants (the “Warrants”) to purchase shares of its common stock having an exercise price of $6.00 per share, through a registered direct offering. The transaction is expected to provide gross proceeds of approximately $14.0 million to Cytogen before deducting costs associated with the offering, and will be used primarily for general corporate purposes, including sales, marketing and clinical development of marketed products. The parties expect to close the transaction as soon as possible. There was no placement agent in this transaction.

The shares of common stock and the shares of common stock underlying the Warrants offered by the Company in this transaction will be registered upon issuance under the Company’s existing shelf Registration Statement (referred to below). The Company is not listing the Warrants on an exchange or any trading system and does not expect that a trading market for the Warrants will develop.

On November 5, 2004, the Company filed a registration statement (File No. 333-120262) (the “Registration Statement”) on Form S-3 with the Securities and Exchange Commission (the “Commission”) relating to the public offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $70,000,000 of debt securities, common stock, preferred stock, warrants and units of the Company. The Commission declared the Registration Statement effective on November 14, 2004.

A copy of each of the form of Securities Purchase Agreement, the form of Warrant and the related press release of the Company, dated July 19, 2005, are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the transaction and the documents related thereto, is qualified in its entirety by reference to such Exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement by and among the Company and the Purchasers dated July 19, 2005.

10.2	Form of Common Stock Purchase Warrant issued by the Company in favor of each Purchaser dated July 19, 2005.

99.1	Press Release of the Company dated July 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Michael D. Becker
Michael D. Becker
President and Chief Executive Officer

Dated: July 20, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement by and among the Company and the Purchasers dated July 19, 2005.

10.2	Form of Common Stock Purchase Warrant issued by the Company in favor of each Purchaser dated July 19, 2005.

99.1	Press Release of the Company dated July 19, 2005.